Exhibit 99

SILICON LABS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

— Earnings Exceed Guidance —

AUSTIN, Texas — Feb. 3, 2016 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended January 2, 2016. Revenue in the fourth quarter was at the high end of guidance at $160.1 million, up from $156.2 million in the third quarter. Fourth quarter non-GAAP earnings per share exceeded the high end of guidance at $0.63.

Fourth Quarter Financial Highlights

•                  IoT revenue exceeded expectations, increasing to $67.2 million, or 2.8% sequentially

•                  Infrastructure revenue declined slightly to $30.6 million, or 1.5% sequentially

•                  Broadcast revenue increased to $39.7 million, or 8.7% sequentially

•                  Access revenue declined to $22.6 million, or 3.0% sequentially

On a GAAP basis:

•                  Gross margin was 58.4 percent

•                  R&D expenses were $47.2 million

•                  SG&A expenses were $41.5 million

•                  Operating income as a percentage of revenue was 3.0 percent

•                  Diluted earnings per share were $0.13

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 59.0 percent

•                  R&D expenses were $36.4 million

•                  SG&A expenses were $31.4 million

•                  Operating income as a percentage of revenue was 16.6 percent

•                  Diluted earnings per share were $0.63

Product Highlights

•                  Announced broad support for ARM® mbed OS within the EFM32™ Gecko MCU portfolio, providing best-in-class energy efficiency and design simplicity for embedded developers.

•                  Introduced next-generation EFM32 Pearl and Jade Gecko MCU families, providing advancements in security and energy management technologies.

•                  Announced the EFM8TM Laser Bee family, delivering the highest analog performance and peripheral integration in the 8-bit market.

•                  Introduced turnkey connected home reference designs that reduce the complexity of linking devices such as lights, dimmer switches, and door or window contact sensors.

•                  Released the industry’s most cost-effective reference design solution for voice-enabled ZigBee® remote controls for home entertainment systems.

•                  Announced the TouchXpress™ family of fixed-function controllers, providing the fastest, easiest way to add low-power capacitive touch interfaces to embedded designs.

•                  Introduced a free software tool that enables engineers to quickly and easily measure PCI Express® clock jitter to verify PCIe® specification compliance.

•                  Launched the Si86xxxT family of multi-channel digital isolators, providing robust protection against lightning strikes and exceptional reliability for demanding industrial systems.

Business Highlights

•                  Acquired Telegesis, a leading supplier of wireless mesh networking modules based on Silicon Labs’ market-leading ZigBee silicon and software.

•                  Won the Global Semiconductor Alliance’s (GSA) Most Respected Public Semiconductor Company award for companies achieving $500 million to $1 billion in annual sales.

•                  Won a coveted Elektra Award in the Design Tools and Development Software category for the Simplicity Studio™ development platform.

•                  Supplied enabling Thread technology for dozens of connected home products that debuted at the 2016 Consumer Electronics Show.

Business Outlook

The company expects revenue in the first quarter to be in the range of $157 million to $162 million. First quarter diluted earnings (loss) per share are expected to be between $(0.08) and $(0.02) on a GAAP basis and between $0.42 and $0.48 on a non-GAAP basis.

“Strong top line performance combined with favorable opex drove a solid beat in fourth quarter EPS,” said Tyson Tuttle, CEO of Silicon Labs. “During 2015, we made significant progress in laying the foundation for our continued success as a leading supplier of silicon, software and solutions for a more connected world. Our strategic growth products, including IoT, Infrastructure and Broadcast automotive, all delivered record revenue in 2015.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 83469958. The replay will be available through March 3, 2016.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo, and EFM32, EFM8, Simplicity Studio and TouchXpress are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Revenues	$160,071	$161,951	$644,826	$620,704
Cost of revenues	66,533	65,279	264,056	242,153
Gross margin	93,538	96,672	380,770	378,551
Operating expenses:
Research and development	47,245	46,139	188,050	172,985
Selling, general and administrative	41,497	39,527	160,486	154,145
Operating expenses	88,742	85,666	348,536	327,130
Operating income	4,796	11,006	32,234	51,421
Other income (expense):
Interest income	186	274	730	1,007
Interest expense	(668)	(808)	(2,828)	(3,154)
Other income (expense), net	(91)	(337)	127	(234)
Income before income taxes	4,223	10,135	30,263	49,040
Provision (benefit) for income taxes	(1,435)	111	677	11,019
Net income	$5,658	$10,024	$29,586	$38,021

Earnings per share:
Basic	$0.14	$0.24	$0.70	$0.88
Diluted	$0.13	$0.23	$0.69	$0.87

Weighted-average common shares outstanding:
Basic	41,670	42,279	42,309	42,970
Diluted	42,374	43,137	42,945	43,793

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended January 2, 2016
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$160,071

Gross margin	93,538	58.4%	$251	$390	$201	$—	$94,380	59.0%

Research and development	47,245	29.5%	5,073	5,441	—	336	36,395	22.7%

Selling, general and administrative	41,497	25.9%	6,669	1,286	1,752	380	31,410	19.7%

Operating income	4,796	3.0%	11,993	7,117	1,953	716	26,575	16.6%

Non-GAAP Earnings Per Share	Three Months Ended January 2, 2016
	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income	$5,658	$11,993	$7,117	$1,953	$716	$(889)	$26,548

Diluted shares outstanding	42,374						42,374

Diluted earnings per share	$0.13						$0.63

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending April 2, 2016
Business Outlook	High	Low
Estimated GAAP diluted earnings (loss) per share	$(0.02)	$(0.08)

Estimated non-GAAP charges	0.50	0.50

Estimated non-GAAP diluted earnings per share	$0.48	$0.42

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	January 2, 2016	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$114,085	$141,706
Short-term investments	128,901	193,489
Accounts receivable, net of allowances for doubtful accounts of $671 at January 2, 2016 and $786 at January 3, 2015	73,601	70,367
Inventories	53,895	52,631
Deferred income taxes	—	21,173
Prepaid expenses and other current assets	52,658	49,171
Total current assets	423,140	528,537
Long-term investments	7,126	7,419
Property and equipment, net	131,132	132,820
Goodwill	272,722	228,781
Other intangible assets, net	121,354	115,021
Other assets, net	55,989	29,983
Total assets	$1,011,463	$1,042,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,127	$38,922
Current portion of long-term debt	10,000	10,000
Accrued expenses	52,131	73,646
Deferred income on shipments to distributors	35,448	38,662
Income taxes	2,615	2,084
Total current liabilities	142,321	163,314
Long-term debt	67,500	77,500
Other non-current liabilities	40,528	43,691
Total liabilities	250,349	284,505
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 41,727 and 42,225 shares issued and outstanding at January 2, 2016 and January 3, 2015, respectively	4	4
Additional paid-in capital	13,868	29,501
Retained earnings	747,749	728,633
Accumulated other comprehensive loss	(507)	(82)
Total stockholders’ equity	761,114	758,056
Total liabilities and stockholders’ equity	$1,011,463	$1,042,561

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	January 2, 2016	January 3, 2015
Operating Activities
Net income	$29,586	$38,021
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	12,517	12,561
Amortization of other intangible assets and other assets	29,131	17,923
Stock-based compensation expense	42,791	39,067
Income tax benefit (shortfall) from stock-based awards	469	489
Excess income tax benefit from stock-based awards	(2,497)	(632)
Deferred income taxes	(2,136)	3,054
Changes in operating assets and liabilities:
Accounts receivable	1,702	1,757
Inventories	2,093	(7,170)
Prepaid expenses and other assets	(870)	9,332
Accounts payable	6,662	11,475
Accrued expenses	1,682	27,671
Deferred income on shipments to distributors	(5,298)	7,809
Income taxes	776	(3,371)
Other non-current liabilities	(11,161)	(20,543)
Net cash provided by operating activities	105,447	137,443

Investing Activities
Purchases of available-for-sale investments	(107,366)	(166,094)
Proceeds from sales and maturities of available-for-sale investments	171,831	156,520
Purchases of property and equipment	(11,268)	(11,225)
Purchases of other assets	(6,399)	(5,514)
Acquisitions of businesses, net of cash acquired	(96,112)	—
Net cash used in investing activities	(49,314)	(26,313)

Financing Activities
Proceeds from issuance of common stock, net of cash paid for withheld taxes	3,129	13,320
Excess income tax benefit from stock-based awards	2,497	632
Repurchases of common stock	(71,448)	(71,676)
Payment of acquisition-related contingent consideration	(4,464)	—
Proceeds from issuance of long-term debt, net	81,238	—
Payments on debt	(94,706)	(7,500)
Net cash used in financing activities	(83,754)	(65,224)

Increase (decrease) in cash and cash equivalents	(27,621)	45,906
Cash and cash equivalents at beginning of period	141,706	95,800
Cash and cash equivalents at end of period	$114,085	$141,706